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                              SETTLEMENT AGREEMENT

       THIS SETTLEMENT AGREEMENT (hereinafter, this "Agreement") is made and entered into as of July 31, 2003 between the COUNTY OF LOS ANGELES (the "County"), the LOS ANGELES COUNTY FLOOD CONTROL DISTRICT ("LACFCD") and the WATER REPLENISHMENT DISTRICT OF SOUTHERN CALIFORNIA ("WRD") [the County, LACFCD and WRD are sometime collectively referred to herein as "Plaintiffs"], on the one hand, and RETIRED PACIFIC PARTNERS, LP, A CALIFORNIA LIMITED PARTNERSHIP (FORMERLY NAMED, PACIFIC ENERGY RESOURCES, A CALIFORNIA LIMITED PARTNERSHIP), SCANNER INVESTMENTS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, SHAMROCK RESOURCES, INC., A CANADIAN CORPORATION, PETROCAL INCORPORATED, A DELAWARE CORPORATION, AN]) KATMAN PETROLEUM, LLC, A DELAWARE LIMITED LIABILITY COMPANY (collectively, "Defendants"), on the other hand. [The parties to this Agreement are sometimes collectively referred to herein as the "Settling Parties".]

                                    RECITALS

       WHEREAS, Defendants are currently the owners of the lessee's interests and the working interests in the following oil and gas leases located in the Montebello Oil Field in the Whittier Narrows Basin (the "Basin") in Los Angeles
County:

            (a) Oil and Gas Lease, dated March 20, 1941 from Marcus L. Roberts, as Administrator with the will annexed of the Estate of Adelaide Bermuda DeBarry, deceased, as lessor, to C.C. Killingsworth, as lessee, recorded in Book 18253, Page 323 of the Official Records of Los Angeles, California, as amended by instruments dated April 30, 1945, recorded in Book 22694, Page 1, and March 11, 1946 in Book 22948, Page 28, of the Official Records of Los Angeles County, California, affecting certain property, as more particularly described therein (the "Barry Lease");

            (b) Indenture of Lease, dated August 29, 1919, between Giovanni and Maria Piuma and Paolo and M. Briano, as lessors, and St. Helens Petroleum Company, Limited., as lessee, recorded in Book 132, Page 99 of the Official Records of Los Angeles, California, and affecting certain property, as more particularly described therein (the "Piuma-Briano Lease"); and

            (c) Lease Agreement, dated June 8, 1917 between Timoteo Repetto, as lessor, and H.R. Johnson, as lessee, recorded on July 24, 1917, in Book 114, Page 91 of Leases in the Official Records of Los Angeles County, California, as amended and modified by instruments recorded in Book 117, Page 124 of Leases and Book 6762, Page 81 of Deeds, and as recognized by the instrument recorded in Book 19179, Page 157, and by the instrument dated August 28, 1944 filed for record June 20, 1945, affecting certain property, as more particularly described therein (the "Repetto Lease").


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The Barry Lease, the  Piuma-Briano  Lease and the Repetto Lease are collectively referred to herein as the "Leases".

       WHEREAS, in April 2002, the County and the LACFCD filed a complaint and then in May 2002 a First Amended Complaint (the "Complaint") in the Superior Court for the County of Los Angeles, entitled, County of Los Angeles, et al. v. Kernview Oil Corporatioi~, et a!., [Case No. BC2723 10] (the "Action"), naming Pacific Energy Resources, among others, as a defendant;

       WHEREAS, subsequent to the filing of the Complaint, Pacific Energy Resources transferred and assigned its rights and interests in, to and under the Leases to the Defendants (other than Pacific Energy Resources) and reserved a carried working interest therein;

       WHEREAS, Defendants have answered the Complaint, denying the material allegations thereof and asserting various affirmative defenses;

       WHEREAS, Defendants filed Cross-Complaints against the County, the County's Department of Public Works and the LACFCD in the Action (the "Cross-Complaints") [as used herein, the term the "County" shall include the County's Department of Public Works];

       WHEREAS, the County and the LACFCD answered the Cross-Complaint of Pacific Energy Resources, denying the material allegations thereof and asserting various affirmative defenses;

       WHEREAS, the County and the LACFCD have amended the Complaint to name as defendants certain lessors and royalty owners who own an interest in the Leases, including but not limited to the Roman Catholic Archbishop of Los Angeles (any and all persons or entities owning an interest in any of the Leases as a lessor or royalty owner are collectively referred to herein as the "Royalty Owners");

       WHEREAS, in or around December, 2002, the Water Replenishment District of Southern California also filed a complaint (the "WRD Complaint") in the Superior Court for the County of Los Angeles, entitled Water Replenishment District of Southern California v. Kernview Oil Corp., et a!., [Case No. BC286475] (the "WRD Action"), naming Pacific Energy Resources as a defendant;

       WHEREAS, Pacific Energy Resources has answered the WRD Complaint, denying the material allegations thereof and asserting various affirmative defenses; and

       WHEREAS, the Settling Parties have agreed to settle the Action and the respective claims of the Plaintiffs and Defendants set forth in the Complaint, the Cross-Complaints and the WRD Complaint, and to provide for a dismissal with prejudice of the Complaint, the Cross-Complaints and the WRD Complaint, on the terms and conditions of this Agreement.

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                                   WITNESSETH

       NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Defendants and Plaintiffs hereby agree as follows:

                      1.Effective Date: Settlement Deposit.

            a. As used herein, the term "Effective Date" shall mean the date that the Parties fully execute this Agreement.

            b. Within thirty (30) days following the Effective Date, Plaintiffs shall cause to be deposited the total sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Settlement Deposit") in Escrow Account No. 31070514-x86 with Chicago Title Company, 700 South Flower Street, Suite 900, Los Angeles, California 90017, Attention: Lily Bachor, Escrow Officer (the "Escrow Company"), which Settlement Deposit shall be held in escrow (the "Escrow") and disbursed in accordance with the terms and provisions of this Agreement. Defendants acknowledge and agree that the payment of the Settlement Deposit is in full and fmal compromise and settlement of any and all cross-claims against the County, LACFCD andlor WRD.

            c. Following the full execution and delivery to the County's counsel of four (4) counterpart originals of the this Agreement signed by each of the respective parties hereto, Plaintiffs shall, within three (3) business days thereafter, deliver one (1) fully executed original of this Agreement to each of the Escrow Holder, Defendants' counsel, the County's counsel and WRD's counsel.

            d. Counsel for the County and the LACFCD shall execute and deliver to Joseph L. Golden, Esq., Counsel for the Defendants, by no later than three
(3) business days following the Effective Date, a fully executed original copy of the dismissal with prejudice of the County's and the LACFCD's Complaint against Defendants, in the form attached hereto as Exhibit "A". The County and the LACFCD will also deliver to the Escrow Company a photocopy of the executed version of Exhibit A. The foregoing dismissal shall be as to all claims and causes of action against Defendants only, and shall be filed with the Court in the Action and served on each of the other parties promptly following the Effective Date.

            e. Counsel for the WRD shall execute and deliver to Joseph L. Golden, Esq., Counsel for Defendants, by no later than three (3) business days following the Effective Date, a fully executed original copy of the dismissal with prejudice of the WRD Complaint against Defendants in the WRD Action, in the form attached hereto as Exhibit "B". WRD also will deliver to the Escrow Company a photocopy of the executed version of Exhibit B. The foregoing dismissal shall be as to all claims and causes of action against Defendants only and shall be filed with the Court in the WRD Action and served on each of the other parties in that action promptly following the Effective Date.

            f. Counsel for Defendants shall execute and deliver to Jeffrey Z.B. Springer of Demetriou, Del Guercio, Springer & Francis, LLP, Counsel for the County and the LACFCD, by no later than three (3) business days following the


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Effective  Date, a fully executed  original copy of the dismissal with prejudice of Defendants' Cross-Complaints as to the entire action, in the form attached hereto as Exhibit "C". Defendants will also deliver to the Escrow Company a photocopy of the executed version of Exhibit C. The foregoing dismissal shall be as to all claims and causes of action against the County (including the County's Department of Public Works) and the LACFCD and shall be filed and served on each of the other parties promptly following the Effective Date.

            g. Defendants shall deliver to the Escrow Company by no later than three (3) business days following the Effective Date, a fully executed and acknowledged original Quitclaim Deed for each of the Leases in the form attached hereto as Exhibit "D".

            h. Defendants shall deliver to the Escrow Company by no later than three (3) business days following the Effective Date, fully executed original letters, as to each of the Leases, containing Defendants' explanation for the abandonment of such Lease and stating that producing operations are no longer justifiable because of circumstances beyond Defendants' control, which letters shall be in the form attached as Exhibit "E" (the "Abandonment Letters").

      2. Ouitclaim of the Leases: Abandonment Letters: Consent to Water Conservation Pool: Danex Settlement.

            a. Defendants shall deliver to the Escrow Company, at the time and in the manner set forth in Section 1 above, the Quitclaim Deeds in the form attached hereto as Exhibit "D" (the "Quitclaim Deeds"), by which Defendants shall quitclaim Defendants' entire right, title and interest in and to each of the Leases to the record title owners of the mineral rights in the respective properties described in such Leases. The Quitclaim Deeds shall be in a recordable form and shall be properly executed and acknowledged by Defendants. Concurrently with the Lease Abandonment Completion Date, the Escrow Company shall cause the Quitclaim Deeds to be recorded in the Official Records of Los Angeles County, and the Escrow Company shall deliver to counsel for the County and Defendants conformed copies of the recorded Quitclaim Deeds.

            b. Immediately following the Escrow Company's receipt of the Settlement Deposit, the Escrow Company shall mail the originals of the Abandonment Letters to their respective addressees and deliver copies of the Abandonment Letters to the County and Defendants' counsel. From and after the date of this Agreement, Defendants covenant that they will not take any action or make any statements inconsistent with the content of the Abandonment Letters.

            c. Defendants hereby agree and consent to the operation of the water conservation pool at elevation 201.6 feet as of September 1, 2003.

            d. Plaintiffs represent that Plaintiffs' settlement agreements with Danex Aggregate Materials, Inc. ("Danex") include an agreement by Danex to dismiss with prejudice Danex's claims in the Action against Defendants, including claims for indemnity from any of Defendants. Defendants agree that Defendants shall not seek indemnity from Danex. Defendants agree that Defendants


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will not disclose the terms of this  Agreement to Danex or its counsel except as may be required in response to a discovery request, subpoena or other form of judicial process calling for the disclosure of any such information.

3. Disbursement of Settlement Deposit.

            a. This Section 3 shall constitute Escrow Company's instructions regarding the handling and disbursement of the Settlement Deposit. The Settling Parties agree to execute any further reasonable escrow instructions that the Escrow Company may reasonably request that are not inconsistent with the terms of this Agreement.

            b. Upon receipt of the Settlement Deposit into the Escrow, the Escrow Company shall deposit the funds into an interest-bearing account with a fmancial institution reasonably selected by the Escrow Company and reasonably acceptable to Defendants. Interest in the account shall accrue for the benefit of Defendants.

            c. Following receipt of the Settlement Deposit into the Escrow, Defendants shall have the right to request the Escrow Company to disburse funds from time to time from the Settlement Deposit to pay the direct costs (including advances and deposits to Defendants' vendors who will be performing the Abandonment Obligations on behalf of Defendants) incurred by Defendants in connection with the performance of the Abandonment Obligations as defined in
Section 5 hereof (an "Interim Disbursement Request"). An Interim Disbursement Request shall state: (a) a description of the work performed or to be performed;
(b) the amount that Defendants are instructing the Escrow Company to pay on account of such work; and (c) the name and address of the vendor to whom such amount should be paid. The Interim Disbursement Request shall be accompanied by copies of the bid(s), proposal(s), contract(s), or invoice(s) from the vendor(s) that will be performing the work, substantiating the information contained in the Interim Disbursement Request (the "Supporting Documents"). Concurrently with each submission to the Escrow Company, Defendants shall deliver to the County to the attention of the Director of Public Works and to Demetriou, Del Guercio, Springer & Francis, LLP to the attention of Jeffrey Z.B. Springer (at the addresses set forth in the notice provision of this Agreement) a copy of such Interim Disbursement Request and the Supporting Documents. The County and LACFCD shall have the right, within five (5) days of receipt of any Interim Disbursement Request and the Supporting Documents by the offices of the aforementioned two representatives of the County (it being understood that such five (5)-day period shall commence to run upon the confirmed receipt thereof by the offices of such two persons), to give written notice to the Escrow Company and Defendants of objection to disbursement if such Interim Disbursement Request is not consistent with the Supporting Documents or if the Supporting Documents have not been provided or are not for the services contemplated by this Agreement (which objection shall state in reasonable detail the basis for such objection). If the County and LACFCD do not object to any such disbursement within said 5-day period, then the Escrow Company shall make such disbursement within five (5) days following the expiration of said 5-day period. The Escrow Company shall send copies of the payment advices to Mr. David Dalmann of Pacific Energy Resources and the County. If the County and LACFCD object to such disbursement, then the Escrow Company shall not make the requested disbursement and shall retain the funds in Escrow pending further instructions executed by the County, the LACFCD and Defendants. If the event of an objection, the County, the LACFCD and Defendants shall promptly meet and confer to attempt to reach a resolution of such objection. Any delay in the payment of a requested disbursement which prevents payment for the work contemplated by this Agreement shall constitute a Force Maj cure Delay under Section 5.a hereof.


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            d. On and after the Lease  Abandonment  Completion  Date (as  defmed below), Defendants shall have the right to request the Escrow Company to disburse any remaining balance of the Settlement Deposit (including accrued interest), except that there shall be retained therefrom in Escrow an amount equal to the estimated cost to complete the remediation being conducted at Defendants' tank farms (the "Lease Abandonment Disbursement Request") under Section S.f (together with any soil brought there from the Leases). The Lease Abandonment Disbursement Request shall be accompanied by a Certification Report by Defendants' Petroleum Engineer stating (a) that the Abandonment Obligations to be completed by the Lease Abandonment Completion Date have been completed and
(b) the estimated cost of completing the remediation to be conducted at Defendants' tank farms under Section 5.f (together with any soils brought there from the Leases). The Certification Report shall be accompanied by copies of the documents required by Section 5.g that have been issued by the DOGOR as of the date of the Lease Abandonment Disbursement Request. The County and LACFCD shall have the right, within ten (10) days of receipt of the Lease Abandonment Disbursement Request and the Certification Report, to give written notice to the Escrow Company and Defendants of objection to the requested disbursement if (a) such Lease Abandonment Disbursement Request or the Certification Report is not consistent with the provisions of this paragraph or (b) they disagree with the cost estimate (which objection shall state in reasonable detail the basis for such objection). If the County and LACFCD do not object to such disbursement within said 10-day period, then the Escrow Company shall make such disbursement within five (5) days following the expiration of said 10-day period. If the County and LACFCD object to such disbursement, then the Escrow Company shall not make the requested disbursement and shall retain the funds in Escrow pending further instructions executed by the County, LACFCD and Defendants. In the event of an objection, the County, LACFCD and Defendants shall promptly meet and confer to attempt to reach a resolution of such objection, and the time consumed by that process shall be a Force Maj cure Delay for purposes of Section 5.a. For purposes of this Agreement, the term "Lease Abandonment Completion Date" shall mean the date on which (i) Defendants complete all of Defendants' obligations under Sections S.c, S.d and S.c hereof and (ii) Defendants have removed all the tanks, pipelines and related equipment from the tank farms currently servicing the Barry Lease, Repetto Lease and Piuma-Briano Lease, and have begun the remediation of the surface of those tank farms under Section S.f (together with any soils brought there from the Leases).

            e. On and after the Final Abandonment Completion Date (as defined below), Defendants shall have the right to request the Escrow Company to disburse the balance of the Settlement Deposit (including accrued interest), if any (the "Final Disbursement Request"). The Final Disbursement Request shall be accompanied by the Certification Report as to the completion of all of the Abandonment Obligations. The County and LACFCD shall have the right, within ten
(10) days of receipt of the Final Disbursement Request and the Certification Report, to give written notice to the Escrow Company and Defendants of objection to disbursement if such Final Disbursement Request or the Certification Report


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is not consistent with the provisions of this Agreement  (which  objection shall state in reasonable detail the basis for such objection). If the County and LACFCD do not object to such disbursement within said 10-day period, then the Escrow Company shall make such disbursement within five (5) days following the expiration of said 10-day period. If the County and LACFCD object to such disbursement, then the Escrow Company shall not make the requested disbursement and shall retain the funds in Escrow pending further instructions executed by the County, LACFCD and Defendants. In the event of an objection, the County, LACFCD and Defendants shall promptly meet and confer to attempt to reach a resolution of such objection. For purposes of this Agreement, the term "Final Abandonment Completion Date" shall mean the date on which Defendants complete all of the Abandonment Obligations and obtain the Certification Report with respect to such Abandonment Obligations.

            f. The Escrow Company's fees and charges for the administration of the Escrow shall be paid for by Plaintiffs, provided that Plaintiffs shall not be responsible for any extraordinary fees or charges for services not contemplated by this Agreement resulting from Defendants' acts or omissions in connection with Defendants' performance of their Abandonment Obligations, which fees and charges shall be the responsibility of Defendants.

            g. If any disagreement arises between Defendants and the County and LACFCD that results in conflicting or adverse claims or demands being made in connection with this Agreement or the Escrow, the Escrow Company shall be entitled, at its option, to refuse to comply with any such claim or demand, as long as the disagreement shall continue, and, in so doing, the Escrow Company shall not become liable for damages or interest to any party for its failure or refusal to comply with the conflicting or adverse claims or demands. The Escrow Company shall be entitled to continue to so refrain and refuse to act until the conflicting or adverse claims or demands have been resolved in accordance with the procedures set forth in this Agreement or by a court of competent jurisdiction. The Escrow Company may also file a suit in interpleader to have the respective rights of any adverse claimants adjudicated, and deposit with the court all documents and funds held by the Escrow Company under this Agreement. Any delay in the disbursement from the Escrow of any portion of the Settlement Deposit which prevents payment for the work contemplated by this Agreement shall constitute a Force Maj cure Delay under Section S.a hereof.

            h. Defendants and the County and LACFCD agree that the Escrow Company's duties are only those specified herein, that such duties are purely ministerial in nature, and that the Escrow Company shall not incur any liability except for willful misconduct or gross negligence as long as it has acted in good faith.

      4. Dismissal of Actions.

            a. Defendants and their attorneys of record in the Action and Plaintiffs and their attorneys of record shall sign and shall file the dismissals promptly following delivery thereof as provided in Section 1 above.

            b. Except as otherwise expressly provided in this Agreement, each of the parties to this Agreement shall bear their own costs, attorneys' fees, and related expenses with respect to the Action, the WRD Action and in connection with the preparation, signing and implementation of this Agreement or the transactions contemplated hereby.

      5. Defendants' Abandonment Obligations. Defendants obligations set forth below in this Section S are collectively referred to herein as the "Abandonment Obligations."


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            a. Defendants hereby covenant and agree that,  following the deposit of the Settlement Deposit into the Escrow, Defendants shall commence and shall diligently prosecute to completion the Abandonment Obligations in accordance with the terms of this Agreement. Defendants covenant that in no event shall the completion of the Abandonment Obligations described in Sections 5.c, S.d and S.c below and the issuance of the Certification Report relating to such Abandonment Obligations extend beyond six (6) months after the date that the Settlement Deposit is deposited into the Escrow as provided in Section 1 .b above; except that such six-month period may be extended due to circumstances beyond Defendants' control, such as shortage of rigs or service company personnel, weather, delays in permitting, operation of the water conservation pool or Acts of God (herein, a "Force Maj cure Delay"), for a period of time equal to such Force Majeure Delay. For purposes of this Agreement, the term "DOGGR" shall mean the Division of Oil, Gas and Geothermal Resources of the California Department of Conservation. For purposes of this Agreement, the words "DOGGR regulations" and words of similar import shall refer to Title 14 (Natural Resources) of the California Code of Regulations (including, without limitation, Sections 1723, 1775 and 1776 of Chapter 4 of Division 2 thereof). Defendants acknowledge that
their  Abandonment   Obligations  include  obtaining  any  permits  required  in connection with the performance of the work, including any required permits from the Army Corps of Engineers.

            b.  Defendants  agree to permanently  cease all of their oil and gas
production   operations   (other  than  the   performance  of  the   Abandonment
Obligations) with respect to each of the Leases no later than November 1, 2003.

            c. Defendants represent and warrant that, to the best of their knowledge, the following oil and/or gas wells are the only wells that were located on the Leases when Pacific Energy Resources acquired the Leases that had not previously been abandoned: Piuma-Briano 2, 3 and 5; Barry 1, 2, 3, 4 and 5; and Repetto 15, 16, and 18. Defendants shall plug and abandon the oil and/or gas wells located on the Leases identified as follows: Piuma-Briano 2, 3 and 5; Barry 1, 2, 3, 4 and 5; and Repetto 15, 16, and 18. Such wells shall be abandoned in compliance with the applicable regulations and requirements of the D000R, and compliance with such regulations and requirements shall satisfy Defendants' obligations with respect to the same. Subject to compliance with the time requirements and other obligations set forth herein, Defendants may decide the sequence in which the wells will be abandoned. Plaintiffs have no objection to Defendants' use of water from the Rio Hondo to make the cement needed for the well and pipeline abandonment contemplated by this Agreement.

            d. Defendants shall abandon all pipelines either owned or operated by Defendants that (i) are located on the Barry Lease, Piuma-Briano Lease or Repetto Lease and (ii) run from any of said Leases to any of Defendants' tank farms serving any of said Leases. Such subsurface pipelines shall be abandoned in place by purging and filling them with slurry and capping the ends thereof. Such above ground pipelines shall be removed. The abandonment of all such pipelines shall be performed according to the applicable DOGGR regulations and requirements, and compliance with such regulations and requirements shall satisfy Defendants' obligations with respect to the same. Subject to compliance with the time requirements and other obligations set forth herein, such pipelines may be abandoned in the same sequence as the Leases are abandoned.


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            e.  Defendants  shall  remediate the lands burdened by the Leases in the manner and to the extent required by the applicable DOGGR regulations and requirements, and compliance with such regulations and requirements shall satisfy Defendants' obligations with respect to the same. Subject to compliance with the time requirements and other obligations set forth herein, the materials removed from the surface of the lands burdened by the Leases may be remediated by Defendants at the Defendants' tank farms. Plaintiffs shall request the U.S. Army Corps of Engineers to allow the Defendants to use soil from the Whittier Narrows Flood Control Basin to fill any excavations created by or during the course of Defendants surface remediation efforts, and the County agrees, upon request from Defendants, to direct the appropriate agency to issue any and all
appropriate  excavation,   grading,  hauling  and  other  permits  that  may  be
reasonably required to perform such remediation (to the extent that the County has the authority to do so).

            f. Defendants shall abandon the tank farms that serve each of the Leases and remediate the surface of such tank farms in the manner and to the extent required by the applicable DOGOR regulations and requirements. Subject to Defendants' obligation to diligently complete the work and their other obligations set forth herein, the sequence of the abandonment of such tank farms may be as determined by Defendants.

            g. Defendants shall engage a petroleum engineer (the "Petroleum Engineer") to monitor Defendants' performance of the Abandonment Obligations. Upon completion of the Abandonment Obligations (or relevant portion thereof), the Petroleum Engineer shall issue a closure report or reports (the "Certification Report") to and for the benefit of Plaintiffs certifying that the Abandonment Obligations have been performed and completed and that the DOGGR has approved the work performed and has issued the applicable certifications, approvals or similar documents. Copies of all applicable certifications, approvals or similar documents required or given by DOGGR shall be appended to the Certification Report.

            h. Defendants acknowledge and agree that as between Plaintiffs and Defendants (i) Defendants are solely responsible and liable for the performance of the Abandonment Obligations and for the sufficiency of the Settlement Deposit to cover the costs of performing the Abandonment Obligations and any excess costs are at Defendants' risk and obligation, and (ii) Plaintiffs are not assuming nor shall Plaintiffs be responsible for the performance of the Abandonment Obligations or for the payment of costs or expenses relating to the Abandonment Obligations (other than the payment of the Settlement Deposit into escrow). By entering into this Agreement, Plaintiffs are not accepting or assuming any responsibilities or obligations with respect to the operation or abandonment of the Leases.

      6. Release.

            a. With the exception of the rights and obligations  created by this
Agreement or as otherwise expressly provided herein, Plaintiffs hereby fully and forever release and discharge Defendants and each of their officers, directors, shareholders, partners, employees, servants, agents, attorneys, expert witnesses, representatives, heirs, successors, and assigns (collectively, the "Defendant Parties"), from any and all rights, claims, demands, obligations, causes of action, liens, debts, costs, expenses, compensation, losses, liabilities and any and all past or present claims, damages, expenses, attorneys' fees, obligations, costs or demands of whatever nature, including any claims for contribution or indemnity (collectively, "Claims"), which they have or may have against Defendants or the Defendant Parties in any way arising out of or related to the acts, omissions to act, violations and other matters alleged in the Action, the Complaint or the WRD Action. Neither the term "Defendant Parties" nor the foregoing release includes the Royalty Owners.

            b. With the exception of the rights and obligations created by this Agreement or as otherwise expressly provided herein, Defendants, on behalf of themselves and the Defendant Parties, hereby forever release and discharge the County, the LACFCD and the WRD and each of their past or present elected or appointed officials,  board members,  employees,  servants,  agents,  attorneys, expert witnesses, representatives, successors, and assigns (the "Plaintiff Parties"), from any and all rights, claims, demands, obligations, causes of action, liens, debts, costs, expenses, compensation, losses, liabilities and any and all past or present claims, damages, expenses, attorneys' fees, obligations, costs or demands of whatever nature, including any claims for contribution or indemnity, which they have or may have against Plaintiffs or the Plaintiff Parties in any way arising out of or related to the acts, omissions, facts and matters alleged in the Action, the Cross-Complaints or the WRD Action (including, but not limited to, claims, damages or other claims for entitlement to compensation for inverse condemnation, the taking or damaging of property or the displacement from property under any condemnation, relocation or similar law or ruling now or hereafter in effect arising out of or in any way related to the Leases).

            c. Each of the Settling Parties represent that they have not heretofore assigned or transferred or purported to assign or transfer to any other person or entity any released matter or Claims or any part or portion thereof, except that Pacific Energy Resources did assign its cross-claims against the County and the LACFCD to Scanner Investments, LLC as part of the transaction described in the third recital paragraph above.

      7. No Admission of Liability or Waiver. The parties hereto expressly recognize that the terms and conditions of this Agreement constitute a compromise and settlement of disputed claims and an accord and satisfaction of contested matters. This Agreement shall not be construed in any manner as an admission by any party hereto of any liability of any kind to the other party, nor shall be it considered or interpreted as an assumption of any liability under applicable law. This Agreement is executed by the Settling Parties hereto for the sole purpose of settling the disputes which serve as the bases for this Action. It is expressly understood and agreed, as a condition hereof, that this Agreement is not to be construed as, nor does it constitute, an admission, evidence, or indication, in any degree, of liability by any party for any claim asserted or unasserted in the Action or the WRD Action.

      8. Time Is Of The Essence. Time is of the essence with respect to this Agreement.

      9. Representations and Warranties.

            a. Defendants Representations. Defendants hereby represent and warrant to Plaintiffs as follows:


                  (1) Defendants are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and under the laws of the State of California and have all requisite power and authority to own, operate and acquire their properties and to carry on their business as now conducted.

                  (2) Defendants have the legal power, right and authority to enter into and perform this Agreement and the instruments and documents referred to in this Agreement. Defendants have received all authorizations, approvals and consents necessary (including all necessary corporate or other actions, resolutions or approvals) to execute, deliver and perform this Agreement (and the instruments and documents referred to in this Agreement), and the persons signing this Agreement on behalf of Defendants are fully authorized to sign this Agreement and to commit and bind Defendants to each and all the terms and conditions hereof.

                  (3) Defendants are the owners of all of the lessee's and working interest holder's i-i ght, title and interest in to and under the Leases, free and clear of any encumbrances, claims or other interests, and Defendants have not transferred any interests in the Leases to any other party.

                  (4) Defendants are unaware of any reason which would preclude, prohibit or prevent them from making a full and complete quitclaim of the Leases, as contemplated herein as of the Effective Date, and the instruments delivered pursuant to this Agreement are sufficient to terminate the Leases.

                  (5) In executing this Agreement, Defendants have not relied upon any statement or representation of any other party hereto nor of any officer, agent, employee, representative, or attorney for any other party hereto regarding any facts not expressly set forth within this Agreement.

            b. County's and LACFCD's Representations. The County and the LACFCD represent and warrant as follows:

                  (1) The County and the LACFCD are public agencies validly existing and in good standing under the laws of the State of California and have all requisite power and authority to own, operate and acquire properties and to carry on their business as now conducted.

                  (2) The execution, delivery and performance of this Agreement on behalf of the County and the LACFCD, including the execution of the instruments and documents referred to in this Agreement, have been duly and validly authorized and approved by all necessary action (including County and the LACFCD Board action, if required), and consunimation of the transactions contemplated hereby will not violate or be in conflict with any provision of the charter of the County and the LACFCD.

                  (3) In executing this Agreement, the County and the LACFCD have not relied upon any statement or representation of Defendants nor of any officer, agent, employee, representative, or attorney for Defendants regarding any facts not expressly set forth within this Agreement.

            c. WRD's Representations. WRD represents and warrants as follows:

                  (1) WRD is a special district validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, operate and acquire properties and to carry on its business as now conducted.

                  (2) The execution, delivery and performance of this Agreement on behalf of the WRD, including the instruments and documents referred to in this Agreement, have been duly and validly authorized and approved by all necessary action (including WRD Board action, if required), and consummation of the transactions contemplated hereby will not violate or be in conflict with any provision of the charter of the WRD.

                  (3) In executing this Agreement, the WRD has not relied upon any statement or representation of Defendants nor of any officer, agent, employee, representative, or attorney for Defendants regarding any facts not expressly set forth within this Agreement.

            d. Joint Representations of the Parties. The Settling Parties hereto represent and warrant to each other as follows:

                  (1) The Settling Parties agree that this Agreement and all documents and instruments relating thereto are, or, upon execution and delivery will be, valid and binding obligations, enforceable against them in accordance with their respective terms.

                  (2) Each Settling Party acknowledges and agrees that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party's counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

                  (3) Each Settling Party hereto has made such investigation of the facts pertaining to this settlement and this Agreement as it deems necessary.

                  (4) It is agreed that this Agreement is being entered into in good faith by all Settling Parties and without fraud, coercion, duress or undue influence.

            e. Survival of Warranties. The representations and warranties of the Settling Parties set forth in this Section 9 and elsewhere in this Agreement shall survive the performance of transactions contemplated by this Agreement.

            10. Notices. Except as otherwise specified in Section 3.c above, any notice, communication, request, instruction or other document required or permitted to be sent under this Agreement shall be in writing and deemed given when hand-delivered or sent by confirmed facsimile or certified mail, return receipt requested, or by overnight, confirmed express delivery service to the other party at the following addresses:


       To the County and the LACFCD:

                   Los Angeles County Flood Control District
                   Attention: Craig A. David, P.E.
                   900 South Fremont Avenue
                   Alhambra, California 91802
                   Telephone: (626) 300-3317

                   Fax: (626) 300-3385

                   County of Los Angeles
                   Attention: Director of Public Works
                   900 South Fremont Avenue
                   Alhambra, California 91802
                   Telephone: (626) 458-5100
                   Fax: (626) 457-8897

       With a copy to:

                   Jeffrey Z.B. Springer, Esq.
                   Demetriou, Del Guercio, Springer &
                   Francis, LLP.
                   801 S. Grand Avenue, Suite 1000
                   Los Angeles, CA 90017-4613
                   Telephone: (213) 624-8407
                   Facsimile: (213) 624-0174

                   Mark T. Yanai, Esq.
                   Principal Deputy County Counsel
                   648 Kenneth Hahn Hall of Administration
                   500 West Temple St., #652
                   Los Angeles, CA 90012-2713
                   Telephone: (213) 893-2279
                   Facsimile: (213) 617-7182

       To the WRD:

                   Bruce A Mowry, General Manager

                   Water Replenishment District of Southern California 12621 E. 166th Street
                   Cerritos, California 90703
                   Telephone: (562) 921-5521
                   Facsimile: (562) 921-6101

                   J. Arnoldo Beltran,  Esq.
                   Beltran & Medina 221 North Figueroa
                   Street, Suite 770 Los Angeles, CA 90012

       To Defendants:

                   Pacific Energy Resources
                   1065 West Pier E Street
                   Long Beach, CA 90802
                   Attention: Mr. David Dalmann
                   Telephone: (562) 436-6566
                   Facsimile: (562) 436-8474

       With a copy to:

                   Joseph L Golden, Esq.
                   Law Offices of Joseph L. Golden
                   10100 Santa Monica Boulevard, Suite 800
                   Los Angeles, California 90067-4 100
                   Telephone: (310) 772-2260
                   Facsimile: (310) 772-2299

       Any party may change the place where or the person to whom notices under this Agreement will be given by giving notice to the other in the manner set forth above.

      11. Attorney's Fees: Venue.

            a. Should any party bring any lawsuit or file a claim in arbitration arising out of or relating to the terms and provisions of this Agreement, the losing party in such action shall pay to the prevailing party, in addition to any other relief ordered by the court or arbitrator, the prevailing party's costs and expenses in connection with that action or litigation, including reasonable attorneys' fees. The provisions of this section shall apply with equal force to any appeal of any decision rendered by a lower court, and any enforcement efforts undertaken in connection with such decision.

            b. Any action on this Agreement will be brought exclusively in Los Angeles County Superior Court and the parties agree that such Court has personal jurisdiction over each of them and that venue is proper in such Court.

      12. Choice of Law. All matters pertaining to this Agreement shall be governed and determined in accordance with the laws of the State of California.

      13. Further Cooperation. Each of the Settling Parties agrees to execute any and all further agreements, documents or other instruments (with acknowledgment if necessary for recording purposes) as may reasonably be necessary in order to fully effectuate the agreements and covenants of the parties contained in this Agreement.

      14. Terms Used. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender. If any obligation imposed hereunder applies to more than one person or entity, then such multiple parties shall be jointly and severally obligated and liable for the performance of the terms of such obligation.

      15. Amendments: No Waiver.

            a. This Agreement and the exhibits hereto, and the documents referred to herein, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

            b. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

            c. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

      16. Successors and Assigns. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; provided, however, that Defendants shall not assign or delegate their rights or obligations hereunder without the prior written consent of Plaintiffs.

      17. Counterpart Execution. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      18. Confidentiality. Defendants agree not to disclose or disseminate any information or documents relating this Agreement to any third party. Notwithstanding the foregoing, Defendants may disclose, to the extent reasonably necessary, the terms of this Agreement: (a) as may be required in order to comply with applicable securities laws or regulations; (b) to Defendants' vendors and other persons who need to know such information for purposes of carrying out Defendants' obligations under this Agreement, provided Defendants obtain, where reasonably obtainable by Defendants, such persons agreement to maintain the confidentiality of this Agreement; (c) to Defendants' accountants, attorneys and management employees, provided such persons agree to maintain the confidentiality of this Agreement; and (d) to the extent such terms become generally available to the public from a non-confidential source. In the event that Defendants receive a request for such information or are served with a discovery request, subpoena or other form of judicial process calling for the disclosure of any such information or demanding that Defendants take any other action prohibited by this paragraph, Defendants shall provide to Plaintiffs prompt written notice of such fact so that Plaintiffs may seek a protective order or other appropriate remedy in their discretion and at their sole expense. Defendants shall not be under any obligation to incur any expense to resist any such request. In the event that such protective order or other remedy is not obtained, Defendants shall be entitled to comply with the request in the manner and at the time set forth therein, except and to the extent the request has been modified by the requesting party or the court that entertains Plaintiffs' application for a protective order.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

DATED: August 28, 2003               COUNTY OF LOS ANGELES

                                        By:s/d
                                        Dirrector
                                        Los Angeles County Department of Public
                                        Works

                                        By: s/d
                                        Principal Deputy County Counsel
                                        Office of the County Counsel

DATED: July__     2003              LOS ANGELES COUNTY FLOOD CONTROL
                                    DISTRICT

                                    By: s/d
                                    Director

                                    Los Angeles County Department of
                                    Public Works
                                    By: s/d
                                    Principal Deputy County Counsel
                                    Office of the County Counsel

DATED: July ___, 2003               WATER REPLENISHMENT DISTRICT OF SOUTHERN
                                    CALIFORNIA

                                    By: s/d
                                       -----------------------------------------
                                       Bruce A. Mowry
                                       General Manager

DATED: August 19, 2003              RETIRED PACIFIC PARNTERS, LP
                                    (formerly named Pacific Energy Resources)

                                    By: Retired Pacific Partners, LLC
                                       -----------------------------------------
                                       Its General Partner

                                    By:  s/d
                                       -----------------------------------------
                                       Richard Young, Managing Member

DATED: July ___, 2003               SCANNER INVESTMENTS, LLC

                                    By: s/d
                                       -----------------------------------------
                                       Vladimir Katic
                                       Manager

DATED: July ___, 2003               SHAMROCK RESOURCES, INC.

                                    By: s/d
                                       -----------------------------------------
                                       Vladimir Katic
                                       Manager

DATED: August 11, 2003              PETROCAL INCORPORATED

                                    By: s/d
                                                Darren Katic
                                                President

DATED: August 6, 2003               KATMAN PETROLEUM, LLC

                                    By:  s/d
                                       -----------------------------------------
                                       Robert Katic
                                       Manager

APPROVED AS TO FORM:

LAW OFFICE OF JOSEPH L. GOLDEN
Joseph L. Golden

By: s/d
   ----------------------------------------
   Joseph L. Golden
   Attorney for PER Defendants

BELTRAN & MEDINA
Agustin Medina, Jr.

By:  s/d
   ----------------------------------------
   Agustin Medina, Jr.
   Attorney for Water Replenishment
   District of Southern California

                           ACCEPTANCE BY ESCROW HOLDER

      Chicago Title Company acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Settlement Agreement (the "Agreement") and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder. Further, Chicago Title Company agrees to be bound by and observe the terms of the confidentially provisions contained in Section 18 of the Agreement.

Dated: July __, 2003                      CHICAGO TITLE COMPANY

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Position:
                                                      --------------------------


--------------------------------------------------------------------------------


        [EXHIBITS NOT INCLUDED. PLEASE CONTACT THE COMPANY FOR EXHIBITS]